As filed with the Securities and Exchange Commission on November 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEA SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0394711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2315 North First Street

San Jose, CA 95131

(Address of principal executive offices)

2006 STOCK INCENTIVE PLAN

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Alfred S. Chuang

Chairman of the Board, Chief Executive Officer and President

BEA Systems, Inc.

2315 North First Street

San Jose, CA 95131

(408) 570-8000

(Name , address, and telephone number, including are code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.

Matthew W. Sonsini, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be registered under the 2006 Stock Incentive Plan	45,000,000 shares	$16.8750(2)	$759,375,000	$23,312.81
Common Stock, par value $0.001 per share, to be registered under the 1997 Employee Stock Purchase Plan	11,949,287 shares	$14.3438(3)	$171,397,585.41	$ 5,261.91

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 2006 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.

(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on November 9, 2007.

(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on November 9, 2007, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 1997 Employee Stock Purchase Plan.

BEA SYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information have been previously filed by BEA Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on November 15, 2007.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended April 30, 2007 and July 31, 2007 filed pursuant to Section 13(a) of the Exchange Act, each filed on November 15, 2007;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 14, 2007, February 15, 2007, February 28, 2007 (both of the Current Reports on Form 8-K filed on that day), March 2, 2007, March 6, 2007, March 13, 2007, March 14, 2007, March 19, 2007, March 20, 2007, March 29, 2007, April 6, 2007, April 30, 2007, May 16, 2007 (only the information reported under Item 8.01 is incorporated herein by reference), May 29, 2007, June 15, 2007, July 6, 2007, July 13, 2007, August 1, 2007, August 7, 2007, August 20, 2007, September 7, 2007, September 14, 2007, September 20, 2007, September 25, 2007, October 10, 2007 (both of the Current Reports on Form 8-K filed on that day), November 2, 2007 and November 14, 2007 (each of the four Current Reports on Form 8-K filed that day).

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 10, 1997 and the description of the Registrant’s preferred share rights contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 1, 2001, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article VIII of the Registrant’s Certificate of Incorporation and Section 9 of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the provisions referenced above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by one of Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1(1)	2006 Stock Incentive Plan

4.2(2)	1997 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 24, 2006.

(2)	Incorporated by reference to the Company’s Registration Statement on Form SB-2/A, filed March 20, 1997.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of November, 2007.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Alfred S. Chuang and Mark P. Dentinger, and each one of them individually, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred S. Chuang	Chief Executive Officer and President (Principal Executive Officer) and Chairman of the Board	November 15, 2007
Alfred S. Chuang

/s/ Mark P. Dentinger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2007
Mark P. Dentinger

/s/ Robin A. Abrams	Director	November 15, 2007
Robin A. Abrams

/s/ L. Dale Crandall	Director	November 15, 2007
L. Dale Crandall

/s/ Stewart K. P. Gross	Director	November 15, 2007
Stewart K. P. Gross

/s/ William H. Janeway	Director	November 15, 2007
William H. Janeway

/s/ Dean O. Morton	Director	November 15, 2007
Dean O. Morton

/s/ Bruce A. Pasternack	Director	November 15, 2007
Bruce A. Pasternack

/s/ Kiran M. Patel	Director	November 15, 2007
Kiran M. Patel

/s/ George Reyes	Director	November 15, 2007
George Reyes

/s/ Richard T. Schlosberg, III	Director	November 15, 2007
Richard T. Schlosberg, III

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	2006 Stock Incentive Plan

4.2(2)	1997 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 24, 2006.

(2)	Incorporated by reference to the Company’s Registration Statement on Form SB-2/A, filed March 20, 1997.